Exhibit 99.1

News from Xerox Holdings Corporation

Xerox Board of Directors Appoints Louie Pastor as Chief Executive Officer

Company reaffirms 2026 financial guidance

NORWALK, Conn., March 30, 2026 — Xerox Holdings Corporation (NASDAQ: XRX) today announced that Steve Bandrowczak will step down as Chief Executive Officer, and the Board of Directors has appointed Louie Pastor as Chief Executive Officer, effective immediately.

“On behalf of the Board and the entire Xerox team, I want to thank Steve for his leadership during a pivotal period for the company, including the successful acquisitions and integrations of Lexmark and ITsavvy,” said Scott Letier, Chairman of the Xerox Board of Directors. “Louie brings a strong combination of operational discipline, strategic insight, and deep familiarity with Xerox. Throughout his time with the company, he has played a central role in advancing our strategy, strengthening our operating model, and driving enterprise-wide transformation. The Board is confident that Louie’s leadership and focus on execution will position Xerox well as we continue to build momentum and deliver on our strategic and financial objectives.”

Pastor most recently served as President and Chief Operating Officer of Xerox, where he played a central role in advancing the company’s strategy and driving operational performance. In this role, he led enterprise transformation, global service delivery, revenue operations, marketing and communications, and the company’s people and technology organizations, helping accelerate Xerox’s growth initiatives.

“I am honored to step into the role of CEO and lead Xerox into its next chapter,” said Louie Pastor, chief executive officer of Xerox. “Steve’s leadership has been instrumental in strengthening the company’s foundation and positioning Xerox for long-term success. We have a strong team and a clear focus on execution. I look forward to driving results and delivering on our priorities.”

“It has been a privilege to lead Xerox during a period of significant change for our industry,” said Bandrowczak. “Over the past several years, we have taken important steps to strengthen the company, and I am proud of the resilience of our team. I appreciate the support of the Board and leadership team during my tenure and wish the company well in its next chapter. I’m confident Louie will lead the company with the focus and execution discipline this moment requires.”

The company is reaffirming its full-year 2026 guidance and remains on track to deliver on its financial and operational targets.

About Xerox Holdings Corporation (NASDAQ: XRX)

Xerox has been redefining the workplace experience for over a century. As a services-led, software-enabled company, we power today’s hybrid workplace through advanced print, digital, and AI-driven technologies. In 2025, Xerox acquired Lexmark — expanding our global footprint, strengthening service capabilities, and equipping us to deliver an even broader portfolio of workplace technologies to our clients. Today, we continue our legacy of innovation to deliver client-centric, digitally driven solutions that meet the needs of a global, distributed workforce. Whether in offices, classrooms, or hospitals, we help our clients thrive in a constantly evolving business landscape.

News from Xerox Holdings Corporation

Forward-Looking Statement

This press release contains statements which are not historical facts that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,”, “could,”, “can,” “should,” “targeting,” “projecting,” “driving,” “future,” “plan,” “predict,” “may” or words of similar meaning and include, but are not limited to, statements regarding the Joint Venture Financing. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. These forward-looking statements speak only as of the date of this document or as of the date to which they refer, and we assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law. Factors that might cause such differences include, but are not limited to, those discussed in the Company’s Securities and Exchange Commission filings, including the Company’s reports on Forms 10-K and 10-Q. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

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Media Contact:

Justin Capella, Xerox, Justin.Capella@xerox.com

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